FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 1996
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                                 BioCoral, Inc.
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             (Exact name of registrant as specified in its charter)

   Delaware                        0-23512                33-0601504
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(State or other jurisdiction     (Commission             IRS Employer
    of incorporation)             File Number)           Identification No.)

c/o Stein Riso Haspel & Jacobs LLP, 805 Third Avenue, New York, NY     10022
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 (Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code    (212) 752-7118
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         (Former name or former address, if changed since last report.)


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Item 1.  Changes in Control of Registrant   Not applicable.

Item 2. Acquisition or Disposition of Assets On October 15, 1996, Cabestan, Inc., a Pennsylvania corporation ("Cabestan") wholly owned by Registrant, entered into an agreement with Brooklyn Roads, Ltd., an Ontario corporation ("Buyer") based in Toronto, Ontario, Canada, pursuant to which Buyer agreed to acquire the fee interest in all the real property owned by Cabestan in Bensenville, Illinois (the "Property"), for an aggregate consideration of $6,800,000. Prior to entering into the Agreement, the Registrant had obtained an informal valuation of the Property at $6,800,000 from a major property manager who is independent of the Registrant. The consideration is payable in part by the assumption of an existing first mortgage loan on the Property in the present principal balance of approximately $4,900,000, and the balance in cash at closing, anticipated to occur in late December 1996. Closing under the contract is subject to a variety of conditions and contingencies including environmental and engineering inspections and other due diligence reviews. There was no prior relationship between Registrant and Buyer prior to their dealings on the Property.

Item 3. Bankruptcy or Receivership   Not applicable.

Item 4. Changes in  Registrant's Certifying  Accountants  Not applicable.

Item 5. Other Events  Not applicable.

Item 6. Resignations of Registrant's Directors   Not applicable.

Item 7. Financial Statements and Exhibits   Not applicable.

     1. Agreement, dated October15, 1996, by and between Casbestan, Inc. and Brooklyn Roads, Ltd.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BIOCORAL, INC.


Date: November 6, 1996                  /s/ Riccardo Mortara
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                                        Riccardo Mortara, Chairman